Exhibit 10.1
China Construction Bank	XTC-2018-1270-0045

(Confidential Portions Omitted)

Loan Contract for Fixed Assets

Contract No. XTC-2018-1270-0045

Borrower (Party A): Skechers Taicang Trading and Logistics Co., Ltd.

Address: Room 601~78, No.20, Bei Huan Road, Taicang Port Economic and Technological Development Zone

Post Code: 215400

Legal Representative (Person in Charge): Cedrick Tan

Fax:

Telephone: 020-89160222

Lender (Party B): Taicang Branch of China Construction Bank Corporation

Address: No.44, Xianfu Street, Chengxiang Town, Taicang City

Post Code: 215400

Person in Charge: Ji Changlong

Fax: 0512-53521573

Telephone: 0512-53521573

(With the stamp of Taicang Branch of China Construction Bank Corporation)

China Construction Bank	XTC-2018-1270-0045

Whereas Party A needs to construct the new Skechers Logistics Center, Party A applies for the loan from Party B and Party B hereby agrees to grant the loan to Party A. In accordance with the relevant laws, regulations and rules, Party A and Party B enter into the Contract by consensus for the abidance of both Parties.

Article 1	Loan Amount

Party A shall borrow RMB Seven hundred million Yuan (Amount in words) only from Party B.

Article 2	Loan Purpose and Repayment Source

Party A shall use the loan to invest in the fixed assets and not change the loan purpose without Party B's written notice.

The fixed assets (hereinafter referred to as the “Project”) invested with the loan under the Contract, the specific purpose of loan and the source of repayment shall refer to the “Basic Information of the Project and Loan” as Appendix 1 hereto.

Article 3	Term of Loan

The term of loan agreed in the Contract shall last five years, namely from September 29, 2018 to September 28, 2023.

Where the starting date of the term of loan hereunder contradicts that listed in loan transfer voucher (refers to the “receipt for loan”, the same below), the actual loan granting date listed in the loan transfer voucher upon the first loan granting shall prevail, and the due date of loan stipulated in the first paragraph of Article 3 shall be modified accordingly.

The loan transfer voucher shall be the part of the Contract and shall have the same legal force as the Contract itself.

Article 4	Loan Interest Rate, Penalty Interest Rate and Interest Calculation, Interest Settlement
I.	Loan Interest

Loan interest hereunder refers to annual interest rate, belonging to the following (IV) type:

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(I)Fixed interest rate, namely NO ENTRIES HEREIN %, shall remain the same within the term of loan;

(II)Fixed interest rate, namely the benchmark interest rate floating NO ENTRIES HEREIN (optional, please fill in with “upward” or “downward”) by NO ENTRIES HEREIN % on the value date, shall remain the same within the term of loan;

(III)Fixed interest rate, namely the LPR interest rate NO ENTRIES HEREIN (optional, please fill in with “add” or “minus”) NO ENTRIES HEREIN base point(s) (1 base point = 0.01%, exact to 0.01 base point), shall remain the same within the term of loan;

(IV)Floating interest rate, namely the benchmark interest rate floating down ward (optional, please fill in with “upward” or “downward”) by 10 % on the value date. And since the value date until the principal and the interest hereunder is paid off in full, the floating rate shall be modified per twelve month(s) according to the benchmark interest rate on the modification date and the abovementioned upward/downward scale. Modification date for the interest rate shall rank the same day in current month with that of the value date. Where no such day can be found, the last day of current month shall be the modification date for the interest rate.

(V)Floating interest rate, namely the LPR interest rate NO ENTRIES HEREIN (optional, please fill in with “add” or “minus”) NO ENTRIES HEREIN base point(s) (1 base point = 0.01%, exact to 0.01 base point), shall, since the value date until the principal and the interest hereunder is paid off in full, be modified per NO ENTRIES HEREIN month(s) according to the LPR interest rate of the working day before the modification date and the abovementioned add/minus base point(s). Modification date for the interest rate shall rank the same day in current month with that of the value date. Where no such day can be found, the last day of current month shall be the modification date for the interest rate.

(VI)

1.NO ENTRIES HEREIN

2.NO ENTRIES HEREIN

3.NO ENTRIES HEREIN

II.Penalty Interest Rate

(I)Where Party A fails to use the loan for the purpose listed hereunder, the penalty interest rate shall be 100% above the loan interest rate. If the loan interest rate is modified according to Item I (IV) or Item I (V) of Article 4, the penalty interest loan shall be adjusted according to the modified loan interest rate and the abovementioned upward scale simultaneously.

(II)The penalty interest rate for overdue loan hereunder shall be 50% above the loan interest rate. If the loan interest rate is modified according to Item I (IV) or Item I (V) of Article 4, the penalty interest loan shall be adjusted according to the modified loan interest rate and abovementioned upward scale simultaneously.

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(III)For simultaneous occurrence of overdue loan and embezzled loan, the penalty interest or the double interest shall be imposed subject to the severity.

III.The value date mentioned in Article 4 refers to the date when the loan granted hereunder for the first time is transferred to the loan granting account as agreed in Article 6 hereunder (hereinafter referred to as “loan granting account”).

When the loan hereunder is granted for the first time, the benchmark interest rate refers to the loan interest of the same installment and grade published by the People’s Bank of China on the value date; but when the loan interest rate is modified as agreed above later, the benchmark interest rate refers to the loan interest of the same installment and grade published by the People’s Bank of China on the modification date; where no loan interest rate of same installment and grade is published by the People’s Bank of China, the benchmark interest rate refers to the loan interest rate of the same installment and grade commonly accepted by the banking industry on the modification date, unless otherwise agreed by both parties.

The LPR interest rate hereunder shall be determined in accordance with the item NO ENTRIES HEREIN as follows:

1.When the loan hereunder is granted for the first time, the LPR interest rate refers to the RMB loan prime rate for one-year term of China Construction Bank Corporation (China Construction Bank LPR) of the working day before the effective date of the Contract; but when the loan interest rate is modified as agreed above later, the LPR interest rate refers to the RMB loan prime rate for one-year term (China Construction Bank LPR) of the working day before the modification date.

2.When the loan hereunder is granted for the first time, the LPR interest rate refers to the RMB loan prime rate for one-year term of China Construction Bank Corporation (China Construction Bank LPR) of the working day before the value date; but when the loan interest rate is modified as agreed above later, the LPR interest rate refers to the RMB loan prime rate for one-year term (China Construction Bank LPR) of the working day before the modification date.

3.When the loan hereunder is granted for the first time, the LPR interest rate refers to the RMB loan prime rate for one-year term (market LPR) published by the National Interbank Funding Center on the working day before the effective date of the Contract; but when the loan interest rate is modified as agreed above later, the LPR interest rate refers to the RMB loan prime rate for one-year term (market LPR) published by the National Interbank Funding Center on the working day before the modification date.

4.When the loan hereunder is granted for the first time, the LPR interest rate refers to the RMB loan prime rate for one-year term (market LPR) published by the National Interbank Funding Center on the working day before the valid date; but when the loan interest rate is modified as agreed above later, the LPR interest rate refers to the RMB loan prime rate for one-year term (market LPR) published by the National Interbank Funding Center on the working day before the modification date.

IV.The loan interest shall be calculated since the date when the loan is transferred to the loan granting account. The loan hereunder shall be calculated by day with daily interest rate equivalent to

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the annual interest rate being divided by 360. Where Party A fails to pay the interest on the interest settlement date as agreed hereunder, corresponding interest calculation shall be subject to the double interest rate starting from the next day.

V.Interest Settlement

(I)For loan with fixed interest rate, corresponding interest shall be calculated according to agreed interest rate. For loan with floating interest rate, corresponding interest shall be calculated in accordance with the interest rate determined in each floating period; where the interest rate floats for several times within sole interest settlement period, interest for each floating period shall be calculated respectively first, then on the interest settlement date, the interests for each floating period shall be added up together to get the final interest.

(II)Interest for the loan hereunder shall be settled with the 2nd method as follows:

1. Interest shall be settled by month. The interest settlement date shall be the 20th day of each month;

2. Interest shall be settled by season. The interest settlement date shall be the 20th day of the final month of each season;

3. Other methods NO ENTRIES HEREIN.

Article 5Loan Granting and Payment

I. Preconditions for Loan Granting

Party B is in duty bound to grant loan only when all preconditions as follows are being satisfied continuously, except Party B waives its duty in part or in full.

1.Party A has settled all legal formalities upon approval, registration, delivery, insurance et cetera related to the loan hereunder;

2.Guaranty for the Contract satisfying Party B’s requirements has been set up and is valid continuously;

3.Party A has opened account for withdrawal and repayment as required by Party B;

4.None of the event of default agreed herein or the situations that are possible to endanger the creditor's rights of Party B agreed herein happen to Party A;

5.Party B's loan granting conduct hereunder is not in violation of any laws, regulations or rules or banned by authoritative departments.

6.The capital with the same proportion as that of the granted loan has been prepared in full and the schedule of the project matches with the funds that have been invested;

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7.The important financial indicators of Party A are in compliance with “Restrictive Provisions on Financial Indicators” as listed in Attachment 2 continuously;

8.Where the single payment (disbursement) satisfies any one of the following situations, Party A shall provide the related documents to Party B before grant of loan:

(1)The single payment (disbursement) exceeds 5% of the total investment in the Project (namely RMB Fifty-seven million seven hundred and thirty thousand Yuan);

(2)The single payment (disbursement) exceeds RMB 5 million Yuan;

(3)NO ENTRIES HEREIN

(4)NO ENTRIES HEREIN

Under any one of the abovementioned situations, the documents that shall be provided to Party B by Party A shall cover

(1)The loan transfer voucher with Party A's signature and seal and the voucher for payment and settlement with Party A's signature and seal;

(2)The transaction documents corresponding to such payment (including but not limited to the relevant documents, such as the contract of commodities or labor and/or invoices that may prove the facts of payment);

(3)The proof that the project funds have been prepared and the proof of how to use the project funds;

(4)Other materials required by Party B.

9.Where the single payment (disbursement) fails to satisfy any one of the situations specified in the Item 8, Party A shall provide Party B with the use plan corresponding to the planed loan and other documents required by Party B.

10.The documents provided by Party A to Party B shall satisfy the following requirements of

(1)Legitimacy, authenticity, completeness, accuracy and validity;

(2)NO ENTRIES HEREIN;

(3)NO ENTRIES HEREIN; and

(4)Other requirements proposed by Party B.

11.Other Conditions:

NO ENTRIES HEREIN

II.Loan Utilization Plan

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The loan utilization plan shall be determined with the (2nd) method as follows

(I)	The loan utilization plan shall be as follows:

1.	NO ENTRIES HEREIN	Amount	;
2.		Amount	;
3.		Amount	;
4.		Amount	;
5.		Amount	;
6.		Amount	;

7.NO ENTRIES HEREIN

(II)The loan utilization plan shall be as follows:

1.	From	September 29, 2018	to	September 28, 2020	Amount	Seven hundred million Yuan	;
2.	From	NO ENTRIES HEREIN	to		Amount		;
3.	From		to		Amount		;
4.	From		to		Amount		;
5.	From		to		Amount		;
6.	From		to		Amount		;

7.NO ENTRIES HEREIN

(III)Based on the actual demands of the Project, the application for the loan utilization will be proposed at any time.

(IV)NO ENTRIES HEREIN

III.Party A shall use the fund according to the loan utilization plan listed in the Article 2, unless written consent is obtained by Party B, Party A may not postpone the utilization on loan fund, or otherwise ahead of schedule, or split or cancel the loan fund.

Party A shall pay the promise fee for loan to Party B according to the following arrangement:

NO ENTRIES HEREIN.

The computational formula for the promise fee for loan is as follows:

NO ENTRIES HEREIN.

The promise fee for loan shall be paid by the NO ENTRIES HEREIN [optional, fill with (1) month or (2) quarter] and Party A shall pay the promise fee for loan of last NO ENTRIES HEREIN

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[optional, fill with (1) month or (2) quarter] to Party B within NO ENTRIES HEREIN working days at the beginning of each                   NO ENTRIES HEREIN [optional, fill with (1) month or (2) quarter].

IV.Where Party A utilizes the funds by installments, the expiry date of the term of loan shall be subject to that agreed in Article 3 herein.

V.Party B's Payment under Entrustment

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1.Party A shall entrust Party B to pay the loan fund to Party A's counterparty provided that the single payment satisfies any one of the situations specified in Item 8 of Sub-article 1 herein. Party A shall not directly pay the loan fund mentioned to its transaction counterparty.

2.When Party B makes payment under entrustment, Party B shall transfer loan fund to the loan granting account first, then directly pay the loan fund to the account of Party A's transaction counterparty through the loan granting account. In no circumstances shall Party A dispose of loan fund in any form(including but not limited to transfer and withdrawal).

3.Party B shall carry out formality inspection on payment amount, payment time, payment object, payment method and handling account in documents provided by Party A. When Party B, after formality inspection on abovementioned items, believes that they comply with its requirement, Party B shall pay the loan fund to Party A's transaction counterparty.

4.Party B’s formality inspection upon abovementioned payment elements does not mean that Party B has confirmed the authenticity, legality and compliance of the transaction, or Party B is involved in any disputes between Party A and Party A's transaction counterparty or other third party, or Party B needs to undertake any responsibility or liability belonging to Party A. Party B shall be compensated by Party A for any loss due to the act of payment under entrustment.

5.Where the loan fund payment fails or cannot enter the account of Party A's transaction counterparty because the information provided by Party A is inaccurate in the mode of Party B’s payment under entrustment, the following agreement shall prevail:

(1)As to the loan fund, in no circumstances shall Party A dispose of loan fund in any form (including but not limited to transfer and withdrawal);

(2)Party A shall perform the obligations to provide or correct the documents according to Party B's requirements within three working days;

Where Party B fails to comply with any one of the arrangements mentioned above, Party B shall be entitled to recover such loan fund in advance.

6.All risks, liabilities and losses caused by the failure, mistake, and delay of loan fund payment irrelevant to Party B shall be undertaken by Party A. Party B's any loss arising out of this shall be compensated by Party A.

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VI.If the loan fund is frozen or transferred by the authorities after entry into the account for the grant of loan, such risks and losses shall be assumed by Party A. Party B's any loss arising out of this shall be compensated by Party A.

Article 6Account Utilization and Supervision

I.Loan Granting Account

Loan granting account hereunder shall be determined in accordance with the (2nd) method  as follows:

(1)Within NO ENTRIES HEREIN working days after the effective date of the Contract and before the loan is granted for the first time, Party A shall open a specialized loan granting account at Party B, and the account shall be specially used for the grant and payment of all loan hereunder.

(2)Other account(s) opened by Party A at Party B (Account No. [*]).

2.Repayment Provision Account

Party A shall open the repayment provision account with Party B or consider the current account opened with Party B (Account No. [*]) as the repayment provision account within one working day as from the day of effectiveness of the Contract. The repayment provision account shall satisfy the following requirements:

(1)The cash flow of incomes of Party A or the Project (including but not limited to the incomes from operation and the newly-built projects and the investment added by the shareholders) shall be deposited to such account in proportion as follows: 100%.

(2)The average amount of funds in such account shall satisfy the following requirements:

NO ENTRIES HEREIN

(3) NO ENTRIES HEREIN

(4)Without Party B's permission, in no circumstances shall Party A dispose of the funds in the repayment provision account in any form (including but not limited to transfer or disbursement).

* Confidential Portions Omitted and Filed Separately with the Commission.

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3.Party B shall be entitled to monitor the following accounts opened by Party A with Party B:

(1)Account No. [*]

(2)Account No. [*]

(3)Account No. NO ENTRIES HEREIN

Party B's monitoring measure shall include but be not limited to the following:

(1)Before Party A disburses the funds in the accounts of the project incomes, it shall submit the relevant documents, such as contracts of business and labor service and the invoices that may prove the true and lawful purpose to Party B. The funds shall not be disbursed until Party B approves after an inspection;

(2)NO ENTRIES HEREIN;

(3)NO ENTRIES HEREIN.

Without Party B's permission, in no circumstances shall Party A dispose of the funds in any one of the above accounts in any form (including but not limited to transfer or disbursement).

Article 7Repayment

I.Principle of Repayment

Party A's repayment hereunder shall be subject to the following principles:

Party B is entitled to pay for varied expenses paid by Party B in advance for Party A, which is agreed hereunder, and the expenses for realizing its creditor’s rights with Party A's repayment fund first. Then the remaining fund shall be repaid with the principles of “interest first, principal later” and “principal and interest paid off altogether”. But for the loan with its principal overdue more than ninety days or its interest overdue more than ninety days, or the loan separately regulated by laws, regulations or rules, the principle of “principal first, interest later” shall be applied in Party A's repayment after Party A repays abovementioned expenses.

II.Payment of Interest

Party A shall pay due interest to Party B on interest settlement date. First interest payment date shall be the first interest settlement date after the loan is granted. At the final repayment, interest and principal shall be paid off altogether.

III.Principal repayment plan

* Confidential Portions Omitted and Filed Separately with the Commission.

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The principal repayment plan shall be determined in accordance with the Method (I) as follows:

(I)The principal repayment plan is as follows:

1.	[hw:]	April 10, 2021	Amount	Twenty million Yuan	;
2.	[hw:]	October 10, 2021	Amount	Eighty million Yuan	;
3.	[hw:]	April 10, 2022	Amount	Forty million Yuan	;
4.	[hw:]	October 10, 2022	Amount	One hundred sixty million Yuan	;
5.	[hw:]	April 10, 2023	Amount	Eighty million Yuan	;
6.	[hw:]	September 28, 2023	Amount	Three hundred twenty million Yuan	;

7.NO ENTRIES HEREIN

(II)NO ENTRIES HEREIN

IV.Repayment Method

Party A shall, prior to the repayment date as agreed hereunder, prepare fund payable for current installment at the repayment provision account or other accounts opened at Party B and transfer the fund for loan repayment on its own (Party B is entitled to deduct fund for repayment from such account), or transfer fund for repayment from other account(s) on the repayment date hereunder.

V.Repayment in Advance

Where Party A intends to return the principal in advance, it shall submit the application in writing to Party B ten working days in advance. The principal can be repaid in part or in full provided that consent is obtained from Party B.

Party A's principal repayment in advance shall be based on the actual fund utilization days and the interest shall be calculated according to the loan interest rate as agreed hereunder.

Where Party B agrees on Party A's principal repayment in advance, Party B is entitled to collect compensation from Party A. And the compensation amount shall be determined in accordance with the 1st standard as follows:

1. Compensation amount = Principal amount to be repaid in advance × Month number for repayment in advance × 0‰. If the month number is less than one, it shall still be deemed as one when calculation of compensation;

2. NO ENTRIES HEREIN

Under the circumstances that Party A chooses to make repayment by installments: where Party A intends to repay loan principal in part in advance, it shall make the repayment in reverse order listed in the repayment plan. After it makes repayment in advance, it shall repay the outstanding loan in accordance with the loan interest rate as agreed hereunder.

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Article 8 Rights and Obligations of Party A

I.Party A's rights

(I)Party A is entitled to request Party B to grant loan as agreed in the Contract;

(II)Party A is entitled to use the loan for the purpose as agreed in the Contract;

(III)Party A is entitled to apply for loan extension to Party B provided that all conditions required by Party B are satisfied;

(IV)Party A is entitled to request Party B to keep confidential on the commercial secrets related to its financial affairs, production and operation, unless otherwise stipulated in laws, regulations, rules or by authoritative departments, or agreed separately by both parties;

(V)Party A is entitled to refuse bribe-seeking act of Party B or its working personnel. Where abovementioned act occurs or Party B violates any laws or regulations related to credit interest rate or service charge, Party A is entitled to report relevant circumstances to relevant departments.

II. Party A's obligations

(I)Party A shall, as agreed hereunder, withdraw fund, pay off the principal and interest for the loan in full and undertake varied expenses as agreed in the Contract;

(II)Party A shall, at Party B’s request, provide documents related to financial accounting, production and operation status, including but not limited to providing Party B with Balance Sheets of the end of the last season and the Profit and Loss Statement as of the end of last month (Income and Expense Statement for public institution) ten working days prior to the first season of each season, and providing Party B with Annual Cash Flow Statement of the end of each year; and Party A shall guarantee that all documents provided by itself are legal, authentic, complete, accurate and valid without any falsity or concealment from significant operation and financial facts;

(III)Party A shall notify Party B in writing and provide Party B with documents related to altered circumstance within 3 working days after Party A encounters significant unfavorable events affecting its repayment capability, circumstances endangering creditors’ rights of Party B occur, or there is any change in business registration items such as name, legal representative (Person in charge), domicile, business scope, registered capital or Articles of Association of the Company (Enterprise);

(IV)Party A shall use the loan according to the agreement hereunder. Party A may not occupy, misappropriate the bank loan for illegal and infracting transactions. Party A shall assist Party B in Party B’s check and supervision on its production, operation, financial activities and fund utilization and payment status hereunder; Party A may not evade repayment of debts of Party B by secretly withdrawing funds, transferring assets or utilizing connected transactions; Party A may not make use of the false contract with the related parties to discount or pledge on the bills receivable, accounts receivable etc. without actual trading background with the bank, or squeeze bank funds or credits;

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(V)Where Party A intends to produce and manufacture with the loan hereunder, it shall abide by State regulations related to environmental protection;

(VI)Before it pays off the principal and interest for Party B’s loan, Party A may not, without consent of Party B, provide guaranty to third party with the assets arising from the loan hereunder.

(VII) If Party A is a group, it shall timely report its connected transactions occupying above 10% of its net assets to Party B, including: (1) Connected relations among transacted parties; (2) Transaction projects and nature; (3) Transaction amount or corresponding scale; (4) Pricing policy (including transaction without sum or with token sum only);

(VIII)Party A shall guarantee that the projects proposed to be built have been approved by the relevant governmental authorities and are free from any illegal situations and that the capital or other raised funds are prepared as scheduled and ensure that the capital with the same proportion as that of loan have prepared and the use of which shall match to that of loan; and ensure to complete the schedule as planed;

(IX)Before its establishment, split-up, stock right transfer, external investment, material increase in debt financing or occurrence of other significant matter, Party A shall obtain written consent from Party B. But Party B’s written consent does not mean that the remedial measures agreed hereunder for future events will be affected. In these events, Party B believes the abovementioned acts might endanger the safety of its creditor’s rights;

(X)Party A shall consider a (2) [optional, fill in with (1) month or (2) quarter] as one cycle and regularly report the status on payment of loan to Party B. Party A shall report the status on payment of loan to Party B of last (2) [optional, fill in with (1) month or (2) quarter] within ten working days no later than the beginning of each (2) [optional, fill in with (1) month or (2) quarter].

(XI)Party A shall coordinate and cooperate with Party B to inspect and supervise the production, operation, financial activities and operating status of sponsors of the Project and to require the sponsors of the Project cooperating with Party B to conduct the abovementioned inspections and supervision.

Article 9Party B’s rights and obligations

I.Party B is entitled to request Party A to repay the principal and interest, expenses for the loan on schedule; Party B is entitled to manage and control the payment of loan fund and carry out dynamic monitoring on overall cash flow of Party A; Party B is entitled to perform other rights as agreed hereunder and request Party A to perform other obligations hereunder;

II.Party B shall grant loan as agreed hereunder, except for the delay or failure for Party A's sake or due to some reasons other than Party B’s reasons;

IIIParty B shall keep confidential on the commercial secrets related to its financial affairs, production and operation, unless it is otherwise stipulated in laws, regulations, rules or by authoritative departments, or agreed separately by both parties;

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IV.Party B may not provide bribes to or claim or receive bribes from Party A and its working personnel;

V.Party B must adhere to good faith and may not endanger Party A's legal rights and interests.

Article 10Liabilities for Breaching of Contract and remedial measures for The Circumstances Endangering the Creditor’s Rights of Party B

I.Circumstances where Party B breaches the contract and relevant breaching liabilities

(I)Where Party B does not grant loan as agreed hereunder without justified reasons, Party A may request Party B to continue on loan granting as agreed hereunder;

(II)Where Party B, in violation of State laws, rules or other prohibitive provisions, collect interests or expenses that may not been collected from Party A, Party A is entitled to request Party B to return relevant funds.

II.Circumstances where Party A breaches the contract and relevant breaching liabilities

(I) Party A violates either agreement hereunder or fails to perform either statutory obligation;

(II) Party A clearly states or indicates through its behavior that it will not perform any obligation agreed hereunder.

III. Circumstances that may endanger the creditor’s rights of Party B

(I) Party B believes that the safety of its creditor’s rights hereunder may be endangered when either of the following circumstances occurs: there is contracting, trusteeship (takeover), tenancy, shareholding reform, decrease in registered capital, investment, joint operation, consolidation, merger, acquisition, reorganization, split-up, joint venture, stock right transfer, material increase in debt financing of Party A; Party A submits application(or is ordered) to suspend business before rectification, applies for dissolution or is cancelled by relevant authorities; Party A submits application (or is ordered) to go bankruptcy; there is alteration in Party A's shareholders/actual controller or there is significant asset transfer, halt production or close-down; Party A is fined with high sum by authoritative departments; Party A's registration or its business license is canceled; Party A is involved in significant legal disputes; there is significant difficulty in Party A's production and operation or there is deterioration in Party A's financial status; there is a decrease in Party A's credit status; or legal representative or main person in charge of Party A is unable to perform his/her duties as usual;

(II) Party B believes that the safety of its creditor’s rights hereunder may be endangered when either of the following circumstances occurs: Party A fails to fulfill other due debts (including due debts of organization of China Construction Bank at each level and of other third parties); Party A transfers its assets at low price or without compensation; Party A reduces or cancels debts of the third party; Party A is indolent in exercising credit right or other rights or provide guaranty for the third party; Party A's financial indicators does not in continuous compliance with “Restrictive Provisions on Financial Indicators” listed in Attachment 2; Party A does not pay the loan fund as agreed hereunder or avoid Party B’s entrustment payment in a piecemeal manner; The project progress falls behind that of

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the use of fund; there are abnormal fluctuations in either account under Party A (including but not limited to the fund return account and other accounts under Party B’s supervision).

(III) Party B believes that the safety of its creditor’s rights hereunder may be endangered if Party A's shareholder evades debts by misusing independent status of the corporate judicial person or the limited liability of shareholder(s);

(IV) Any precondition for loan granting as agreed hereunder is not being satisfied continuously;

(V) Party B believes that the safety of its creditor’s rights hereunder may be endangered if any of the following events related to the guarantor occurs:

1. The guarantor violates any agreement hereunder or there is any falsity, mistake or omission in his/her statement or warranty;

2. There is contracting, trusteeship (takeover), tenancy, shareholding reform, decrease in registered capital, investment, joint operation, consolidation, merger, acquisition and reorganization, split-up, joint venture, stock right transfer, material increase in debt financing of the guarantor; the guarantor submits application (or is ordered) to suspend business before rectification, applies for dissolution or is cancelled by relevant authorities; the guarantor submits application (or is ordered) to go bankruptcy; there is alteration in the guarantor’s shareholders/actual controller; the guarantor transfers its significant asset; there is halt production or close-down in the guarantor; the guarantor is fined with high sum by relevant authoritative departments; the guarantor’s registration or its business license is canceled; the guarantor is involved in significant legal disputes; there is significant difficulty in the guarantor’s production and operation or there is deterioration in the guarantor’s financial status; there is a decrease in the guarantor’s credit status; or legal representative or main person in charge of the guarantor is unable to perform his/her duties as usual; and other matters that may affect guarantee capabilities of the guarantor occur;

3. Other circumstances that may result in the guarantor’s loss of guarantee capabilities occur;

(VI)Party B believes that the safety of its creditor’s rights hereunder may be endangered if any of the following circumstances related to mortgage or pledge occurs:

1. The mortgaged property or pledged property is damaged, lost or decreased in value due to the act of a third party, national collection, confiscation, expropriation, withdrawal without compensation, demolition, change in market quotation or other causes;

2. The mortgaged property or pledged property is sealed up, seized, frozen, deducted, detained, auctioned, placed under the supervision of administrative department or involved in disputes of proprietorship;

3. The mortgagor or pledger violates any agreement under the mortgage contract or pledge contract, or there is any falsity, mistake or omission in his/her  statement or warranty;

4. Other circumstances that may endanger the realization of the right of mortgage or pledge of Party B occur;

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(VII)The warranty is rootless, ineffective, invalid, revoked, rescinded; the warrantor breaches the contract or clearly states or indicates through its behavior that it will not perform its obligation under warranty; the warrantor loses its ability of warranty in part or in full; there is decrease in the value of the warranted property or other circumstances that may endanger the safety of creditor’s right hereunder according to Party B; or

(VIII)Other circumstances that may endanger the safety of creditor’s right hereunder according to Party B occur.

IV.Remedial Measures of Party B

Where any circumstance listed in Article 9.II or Article 9.III occurs, Party B is entitled to perform one or several rights as follows:

(I) Stop granting loan;

(II) Announce that the loan is due immediately, demanding Party A repay all principals, interests and expenses of the loan that is due or not yet due at once;

(III)Where Party A fails to utilize the loan as agreed hereunder, Party B is entitled to demand Party A pay penalty fine equivalent to 5% of the sum that has not been utilized as agreed and it is entitled to refuse Party B to utilize undrawn fund hereunder;

(IV)Where Party A fails to use the loan for the purpose as agreed hereunder, interest or double interest shall be imposed based on penalty interest rate and interest settlement method as agreed hereunder upon the sum embezzled by Party A since the date it fails to use the loan for the purpose as agreed hereunder to the date when all principals and interests are paid off;

(V)Where Party A fails to repay the loan in time, interest or double interest shall be imposed based on penalty interest rate and interest settlement method as agreed hereunder upon the principal and interest of the due loan of Party A (including the principal and interest of the loan due ahead of time announced by Party B) since the due date until the date when all principals and interests are paid off. By saying Party A fails to repay the loan in time, it means that Party A fails to repay the loan on schedule or repays the loan in more installments than those in the principal repayment plan in installment as agreed hereunder.

Before the loan is due, double interest shall be imposed based on the interest rate and interest settlement method as agreed hereunder upon the interest that Party A fails to repay on schedule;

(VI)Other remedial measures, including but not limited to:

1.Party B may deduct corresponding sum in RMB or in other currency from the account opened by Party A in the China Construction Bank system without necessity to notify Party A in advance;

2.Party B may perform its warranty rights;

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3.Party B may demand Party A provide new warranty upon all loans hereunder in compliance with the requirements of Party B;

4.Rescind the Contract.

Article 11Other Provisions

I. Bearing of Relevant Expenses

All expenses arising from breaching acts of Party A of any agreement hereunder (including but not limited to the legal costs, arbitration fees, property preservation fee, travel charge, enforcement fee, assessment fee, auction fee, notarization fees, delivery fee, announcement fee, lawyer fees of Party B actually occurs due to Party A's default) shall be borne by Party A;

For other fees, Party A and Party B hereby reach agreement as follows: unless otherwise agreement agreed in contract, all expenses hereunder arising from trusteeship, appraisal, notarization, lawyers’ service, insurance et cetera related to financing (if any) hereunder or other expenses that can be undertaken by the financing party according to relevant laws, regulations and rules shall be borne by Party A; while all expenses arising from Party B’s due diligence in financing hereunder shall be borne by Party B.

II.Use of Party A's Information

Party A agrees Party B to inquire Party A's credit status from the credit database of the People's Bank of China and those approved establishments by the administrative department of credit investigation or from the relevant entities and agencies, and agrees Party B to provide Party A 's information to the credit database of the People's Bank of China and those approved establishments by the administrative department of credit investigation. Party A further agrees that Party B may properly use and disclose Party A's information for the business demands.

III.Announcement for Collection

As to Party A's default on principal and interest, Party B shall be entitled to not only notify the relevant authorities or entities of the same but also announce the collection through the news media.

IV.Effectiveness of Evidence Recorded by Party B

Party B's internal accounting records in relation to the principal, the interest, the charges and the records of repayment, the bills and vouchers made or maintained by Party B in the process of withdrawal, repayment and payment of interest handled by Party A and the records and vouchers for collection of loan by Party B shall constitute the determinate evidence that may validly prove the relations of the creditor's rights between Party A and Party B unless there is any reliable and determinate evidence to the contrary. Party A shall not propose any objection only for the reason that the abovementioned records, bills and vouchers are made or maintained by Party B unilaterally.

V.Reservation of Rights

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Party B's rights under this contract shall not impact on or exclude any other rights enjoyed by Party B according to the laws, regulations and other contracts. Any tolerance, grace, discount or delayed exercise of any right under this contract for any default or delayed act shall neither be deemed as waiver of any right or interest under this contract or as agreement or permission of such act of breach of this contract, nor impact on, prevent from and hamper continuous exercise of such right or any other right. Party B will assume no liabilities and obligations for Party A.

VI.Other than the debts under the Contract, Party A shall be liable for other due debts to Party B, Party B shall entitled to transfer and collect the funds in RMB or other foreign currency from the account opened in the system of China Construction Bank and first use the same to discharge the due debts and Party A shall not have any objection.

VII.Where Party A's mailing address or contact information changes, Party A shall immediately notify Party B in writing and any loss arising out of delayed notification shall be assumed by Party A.

VIII.Collection of Funds Payable

As to all funds payable by Party A under this contract, Party B shall be entitled to collect the funds in RMB or other currency from the accounts opened in the system of China Construction Bank by Party A without notification of Party A in advance. If the procedures in relation of foreign exchange settlement or transaction, Party A shall be obligatory to assistant Party B in completion of the same and the risks of foreign exchange rate shall be assumed by Party A.

IX.Methods of Settlement of Disputes

Any dispute arising in the process of execution of this contract may be settled through negotiation. In case of failure in negotiation, such dispute shall be settled subject to the 1st method as follows:

1.To file the lawsuit to Party B's local people's court;

2.To apply for arbitration to the NO ENTRIES HEREIN Arbitration Committee (arbitration place: NO ENTRIES HEREIN) according to the current valid rules of arbitration of such committee when carrying on the application. The awards of arbitration shall be final and binding on the parties hereto.

During the period of the lawsuit or the arbitration, the articles of this contract not involving in the disputes shall be executed continuously.

X.Effective Conditions for This Contract

This contract shall have come into effect since Party A's legal representative (or principal) or authorized signatory affixed the signature or the common seal hereto and Party B's legal representative (Person in charge) or authorized signatory affixed the signature or the common seal hereto.

XI.This contract shall be made in three copies.

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XII.Other Provisions Agreed

(I)Agreement on value-added tax

1.All priced fund plus additional fees hereunder are priced with value-added tax taken into consideration, unless otherwise agreed by parties concerned.

2.Invoice

2.1Party B shall issue invoice according to the item (1) as follows:

(1) If Party A requests for invoice, Party B shall, after it receives Party A's payment, issue value-added tax invoice for corresponding payment sum to Party A according to laws.

(2) Other agreement: NO ENTRIES HEREIN

2.2Information of invoice provided by Party A

Corporate Name (full name): Skechers Taicang Trading and Logistics Co., Ltd.

Taxpayer identification No. 91320585MA1NRK8B2R

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Bank account: [*]

Bank of deposit: Taicang Fuqiao Sub-branch of Bank of China Limited

Address: Room 601~78, No.20, Bei Huan Road, Taicang Port Economic and Technological Development Zone

Telephone: 18115578877

2.3 Where there is any need for invalidating invoice or issuing invoice in red letter, Party A shall provide assistance in accordance with Party B’s requirements. Where it fails for Party A's sake, Party A shall fully compensate Party B for all its loss, including but not limited to taxes, additional tax, penalty and overdue fine.

3. If Party A is an organization beyond the territory of the People’s Republic of China, and the priced fund and additional fees hereunder apply to tax preference policy stipulated in laws, regulations, rules or by relevant departments and call for taxation registration, Party A shall, according to Party B’s requirements, provide Party B with sufficient and accurate registration documents for value-added tax preference in the latter’s work in taxation registration et cetera.

(II)Agreed Article for Service

Party A and Party B make the arrangements for the addresses of service and legal consequences of the various notices, agreements and documents in relation to this contract:

1.Addresses of Service:

(1)Party A confirms its valid address of service as follows:

(With the stamp of Skechers Taicang Trading and Logistics Co., Ltd.  [*])

Specific Address:[hw:] 28F, Bao Li Ke Luo Wei, Zhongjing Building A, No. 406 Hua Sui Road, Tianhe District, Guangzhou, GuangdongPost Code: [hw:] 510000                                  ; Recipient (Designated Receiver):            Chen Tian

          ; Contact Phone Number:[hw:] 020-89160222

(2)Party B confirms its valid address of service as follows:

Specific Address: No. 44, Xianfu Street, Taicang City;                       Post Code: [hw:] 215400                                ; Recipient (Designated Receiver):            [Signature]: [Illegible]

                                                    ; Contact Telephone: [hw:] 15995588299                                   .

* Confidential Portions Omitted and Filed Separately with the Commission.

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2.Applicable Scope of Addresses of Service

The abovementioned addresses of service shall be applicable to the service of various notices, agreements and documents in relation to this contract, including but not limited to the service of various documents such as notices and agreements, the service of the relevant documents and legal papers in case of any disputes arising out of the contract and the service of relevant documents of the first and second trials and retrials, the procedures of execution and other procedures after entry into the arbitration or civil proceedings.

3.Changes in the Address of Service

(1)Where Party A needs to change the address of service, Party A shall notify Party B in writing 10 days in advance and such written notice shall be sent to Party B's address of service.

(2)Where Party B needs to change the address of service, Party B shall notify Party A on the phone or in writing.

(3)Either party changes its address in the process of arbitration or civil proceedings, such party shall perform the obligation to notify the arbitration institution or the court in writing.

(4)After either party performs the obligation to send the notice of change, the address after change shall be deemed as such party's valid address of service, otherwise, the address confirmed before shall be its valid address of service.

4.Legal Consequences

(1)If the various documents such as the notices, agreements and legal papers are not received by either party in fact because the address of service confirmed is not accurate, the obligation of notification is not performed according to the abovementioned manner after change in the address of service or such party or the recipient designated refuses to accept the same, and the notices are sent by post, the day of return shall be deemed as the day of service; if the notices are sent in person, the day when the delivery person records in the receipt for service shall be deemed as the day of service.

(2)As to the abovementioned address, the arbitration institution or the court may directly send the documents by post, even if the concerned parties fail to receive the documents sent by the arbitration institution or the court, it shall be deemed as service due to the abovementioned articles.

(III)The signatures of the legal representatives (Persons in charge) or authorized persons of the parties hereto specified in the article named “Effective Conditions for This Contract” may be replaced by the individual seal.

(IV)If Party A' credit status deteriorates, including but not limited to Party A's default and the situations endangering the creditor's rights of Party B agreed herein, as to the single payment for financing provided to Party A by Party B, Party B shall be entitled to adjust the grant amount or refuse grant of loan unilaterally. Party A promises to have no objection to the foregoing arrangements.

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(V)Supplementary explanations to the loan interest rate (IV): the floating interest rate will be reassessed according to the changes in the interest rate every 12 months, namely 10% downward of the applicable benchmark interest rate on the day of adjustment.

Article 12Provisions on declaration

I.Party A clearly knows Party B's business scope and authorization.

II.Party A has read all articles under this contract. At the request of Party A, Party B has explained the corresponding articles under this contract. Party A has fully known and understood the legal means and the corresponding legal consequences of articles under this contract.

III.Party A’s signing and performing obligations hereunder comply with laws, administrative regulations, rules and the Articles of Association or internal organization documents of Party A with the approval obtained from the internal authority of the company and/or authoritative department of the State.

IV.Party A satisfies the requirements of the State on project investment subject qualification and operation qualification.

V.The Project conforms to the relevant national policies of industry, land, environmental protection and investment management and Party A has performed the legal management procedures of the Project;

VI.The Project invested by Party A conforms to the provisions of the national capital assets system in relation to the investments projects;

VII.Party A and its controlling shareholder(s) are in good credit standing without significant adverse records.

VIII.Party A declares that neither Party A nor its significant related parties breach any laws, regulations or rules related to environmental and social risk management. Party A also promises that, after signing the Contract, it will enhance the environmental and social risk management of both its significant related parties and itself. By stringently abiding by laws, regulations and rules related to environmental and social risk management, they will not bring damage or relevant risks to the environment and the society in their construction, production and operation (including but not limited to environment and social issues related to energy consumption, pollution, land, health, safety, migrant resettlement, ecological protection, energy saving and emission reduction, climate change). Party A accepts Party B’s rights in monitoring Party A's environmental and social risk management, requiring Party A's submission on environmental and social risk report. Where any abovementioned declaration contains falsity, any abovementioned promise is not fulfilled or Party A may cause risks to the environment and society, Party B is entitled to stop giving credit to Party A (including but not limited to refusal to grant loan, provide financing or issue L/G, L/C or bank acceptance bills) or announce its creditor’s rights (including but not limited to loan, financing or previous or future advances) by claiming that relevant principal and interest are due ahead of time, or take remedial measures as agreed hereunder or permitted by laws.

[illegible stamp]

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Party A (Official Stamp):

(With the stamp of Skechers Taicang Trading and Logistics Co., Ltd. 3205852018071)

Legal Representative (Person in Charge) or Authorized Signatory (Signature):          [signatures]

[hw:] September 29, 2018

Party B (Official Stamp):

(With the stamp of Taicang Branch of China Construction Bank Corporation)

Person in Charge or Authorized Signatory (Signature):          [signature]

[hw:] September 29, 2018

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Appendix 1:

Basic Condition of the Project and Loan

1.Project Name: Newly-built Skechers Logistics Center

2.Total Amount of Investment in the Project: RMB 1,154,734,000.00

RMB (Amount in words) One billion, one hundred and fifty-four million, seven hundred and thirty-four thousand Yuan Party A shall not increase the total amount of investment in the project unless Party A provides the certifications in writing and Party B approves the same.

3.Project Place:

Taicang port Economic and Technological Development Zone, north of Tongxiang Road, east of Pingjiang Road, west of the Changjian road

4.Terms of Project Construction and Operation: Construction Term: 2 years; Operation Term: 3 Years

5.Specific Purpose of Loan under the Contract:

For construction of newly-built Skechers Logistics Center

6.Repayment Sources of Loan under the Contract:

(1)The repayment sources of loan under the contract are the incomes from operation and newly-built project and the investment added by Party A's shareholders.

(2)Party A shall use the funds whose sources are mentioned as above to repay the loan under the Contract according to the following agreements (time, frequency and manner, etc.):

The repayment shall be made according to the repayment plan agreed herein.

Party A shall assure the authenticity and legality of the repayment sources and the stability and sufficiency of the cash flow for its repayment.

(With the seal of Taicang Branch of China Construction Bank Corporation)

7.Others: None

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Appendix 2:

Restrictive Provisions on Financial Indicators

Party A's financial indicators shall be subject to following restrictive provisions continuously:

1. Its asset-liability ratio shall be no more than 75%;

2. Current ratio for construction period shall be no less than 0.5 while current ratio for operation period shall be no less than 1.0;

3. No external investment may be newly added;

4. No external guarantee may be newly set up;

5. It may not issue any debt with priority over credit-giving service of Party B;

6. Its stock right structure shall remain stable.

After notifying Party A ten working days in advance, Party B is entitled to modify the abovementioned restrictive provisions.